Exhibit 99.1

G-III APPAREL GROUP, LTD.

G-III APPAREL GROUP, LTD. ANNOUNCES THE ELECTION OF ROBERT L. JOHNSON TO ITS BOARD OF DIRECTORS

New York, New York – September 24, 2020 -- G-III Apparel Group, Ltd. (NasdaqGS: GIII) today announced the election of Mr. Robert L. Johnson, Founder and Chairman of The RLJ Companies, LLC and former Founder and Chairman of Black Entertainment Television (BET), to the Company’s Board of Directors.

Morris Goldfarb, G-III’s Chairman and Chief Executive Officer, said, “We are thrilled to welcome Bob to our Board of Directors. Bob’s success as an entrepreneur and significant business expertise across multiple industries will provide a valuable perspective as we continue to execute our strategy, drive profitability and enhance value for all our stakeholders.”

Robert L. Johnson is the Founder and Chairman of The RLJ Companies, LLC, an innovative business network which owns or holds interests in businesses operating across multiple industries. Prior to forming The RLJ Companies, Mr. Johnson was the Founder and Chairman of BET, the nation's first black-owned cable television network. Mr. Johnson’s impressive career accolades include, among others, successfully taking three companies public, being named to USA Today’s “25 Most Influential Business Leaders of the Past 25 Years” and Black Enterprise’s 40th Anniversary issue’s list of “Titans: The 40 Most Powerful African Americans in Business”.

Upon joining the G-III Board, Mr. Johnson, said, “It is an honor to join the dedicated management team and Board of G-III. The Company has embarked on several strategic initiatives to capitalize on its broad range of globally recognized power brands and diversified product categories to position itself well to navigate the current environment. I look forward to applying my extensive experience to assist G-III in building upon these initiatives as G-III advances its leadership position in the apparel industry.”

With the addition of Mr. Johnson, the Company’s Board will now consist of twelve members, with Mr. Johnson being the eighth independent director on the Board.

About G-III Apparel Group, Ltd.

G-III designs, sources and markets apparel and accessories under owned, licensed and private label brands. G-III’s owned brands include DKNY, Donna Karan, Vilebrequin, G. H. Bass, Eliza J, Jessica Howard, Andrew Marc and Marc New York. G-III has fashion licenses under the Calvin Klein, Tommy Hilfiger, Karl Lagerfeld Paris, Kenneth Cole, Cole Haan, Guess?, Vince Camuto, Levi's and Dockers brands. Through its team sports business, G-III has licenses with the National Football League, National Basketball Association, Major League Baseball, National Hockey League and over 150 U.S. colleges and universities. Through its retail subsidiaries, G-III also operates retail stores under the DKNY, Vilebrequin and Karl Lagerfeld Paris names. G-III is currently in the process of liquidating and closing its retail stores operated under the Wilsons Leather, G.H. Bass and Calvin Klein Performance names. Subsequent to completion of the restructuring of its retail operations segment, G-III will, through two of its wholly-owned subsidiaries, continue to operate stores under the DKNY and Karl Lagerfeld Paris names. G-III, through wholly owned foreign subsidiaries, will also continue to operate stores under the Vilebrequin name.

Statements concerning G-III's business outlook or future economic performance, anticipated revenues, expenses or other financial items; restructuring plans; product introductions and plans and objectives related thereto; and statements concerning assumptions made or expectations as to any future events, conditions, performance or other matters are "forward-looking statements" as that term is defined under the Federal Securities laws. Forward-looking statements are subject to risks, uncertainties and factors which include, but are not limited to, risks related to the COVID-19 outbreak, reliance on licensed product, reliance on foreign manufacturers, risks of doing business abroad, the current economic and credit environment, risks related to our indebtedness, the nature of the apparel industry, including changing customer demand and tastes, customer concentration, seasonality, risks associated with the restructuring of our retail operations segment, risks of operating a retail business, risks related to G-III’s ability to reduce the losses incurred in its retail operations, customer acceptance of new products, the impact of competitive products and pricing, dependence on existing management, possible disruption from acquisitions, the impact on G-III’s business of the imposition of tariffs by the United States government and business and general economic conditions, as well as other risks detailed in G-III's filings with the Securities and Exchange Commission. G-III assumes no obligation to update the information in this release.

G-III Apparel Group, Ltd.

Company Contact:

Priya Trivedi

VP of Investor Relations and Treasurer

(646) 473-5157

Investor Relations Contact:

Tom Filandro

ICR, Inc.

(646) 277-1235